                                                                   Exhibit 23.1



                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Baker Hughes Incorporated on Form S-4 of our report dated November 13, 1996 incorporated by reference in the Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended September 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP

Houston, Texas
May 29, 1997